                                                                      Exhibit 23

                   [LOGO OF LARSSON, WOODYARD & HENSON, LLP]

                        LARSSON, WOODYARD & HENSON, LLP

                         CERTIFIED PUBLIC ACCOUNTANTS
        MEMBER OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS -
                             ILLINOIS CPA SOCIETY

          702 E. COURT STREET . P.O. BOX 426 . PARIS, ILLINOIS 61944
                   TEL. (217) 465-6494 . FAX (217) 485-8499


March 27, 1997






The Board of Directors
Community Financial Corp.
240 East Chestnut
Olney, Illinois 62450


We consent to incorporation by referene in the registration statements (No. 33-92534 and 333-322) on Form S-8 of Community Financial Corp. of our report dated January 30, 1997, relating to the consolidated statements of financial condition of Community Financial Corp. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Community Financial Corp.


/s/ Larsson, Woodyard & Henson, LLP

March 27, 1997



   107 W. Alabama . P.O. Box 167 . Casey, Illinois 82420. Tel (217) 832-5241